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PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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TENGASCO, INC.

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TENGASCO, INC.

Additional Materials for Annual Meeting of Shareholders
To be Held December 12, 2017 at 8:30 A.M. Mountain Time

These Additional Materials for Annual Meeting of Shareholders are dated November 22, 2017, and supplement the Notice of Annual Meeting of Shareholders and Proxy Statement of Tengasco, Inc. (the “Company”) dated November 2, 2017.

On November 20, 2017, the Company filed a Report on Form 8-K announcing that effective November 16, 2017, Hein & Associates LLP (“Hein”), the independent registered public accounting firm for the Company, combined with Moss Adams LLP (“Moss Adams”). As a result of this transaction, on November 16, 2017, Hein resigned as the independent registered public accounting firm for the Company. Concurrent with such resignation, the Company’s Audit Committee has approved the engagement of Moss Adams as the new independent registered public accounting firm for the Company.

As a result of its change of independent accounting firms, the board of directors of the Company is withdrawing Proposal 2 from the shareholder vote at the Company’s annual meeting on December 12, 2017.  Proposal 2 requests shareholder ratification of the appointment of Hein as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The Company will not submit at the annual meeting any other proposal for ratification with respect to the appointment of an independent registered public accounting firm.

As a result of removing Proposal 2, the Company notes the following matters regarding voting:

●proxy cards or voting  instructions  previously  received  and providing  directions  for the voting on all other Proposals will remain valid and in effect and will be voted on those proposals as directed;

●proxy cards or voting instructions received or received in the future and providing directions on Proposal 2 will not be voted on Proposal 2;

●the Company will not make available or distribute, and you do not need to sign, new proxy cards or submit new voting instructions as a result of the removal of Proposal 2; and

●if you already submitted a proxy card or voting instructions on Proposals other than Proposal 2, you do not need to resubmit them unless you wish to change the vote you previously cast.

Your vote regarding the remaining Proposals is important. Please vote on these Proposals as described either in the Notice of Internet Availability of Proxy Materials previously mailed to you on or about November 2, 2017, or the Proxy Statement, dated November 2, 2017, and the proxy card accompanying the Proxy Statement if mailed to you.